Exhibit 10.02
Execution Copy

PURCHASE AGREEMENT

AGREEMENT made as of the 14th day of April, 2008 by and between PREMIER PET IMAGING OF TAMARAC, LLC, a Florida limited liability company with offices at 4710 N.W. Boca Raton Blvd., Suite 200, Boca Raton, Florida 33431 (“Seller”), ASCENT DIAGNOSTIC IMAGING OF TAMARAC, LLC, a Florida limited liability company with offices at 2100 S.E. Ocean Blvd., Suite 102, Stuart, Florida 34996 (the “Buyer”), and THE SAGEMARK COMPANIES LTD., a New York corporation duly qualified to transact business in the State of Florida and parent of Seller with offices at 4710 N.W. Boca Raton Blvd., Suite 200, Boca Raton, Florida 33431 (“Sagemark”). For the limited purposes provided herein, Sagemark shall be a party to this Agreement.

WITNESSETH:

WHEREAS, Seller is the owner and former operator of a diagnostic imaging center located at 7186 North University Drive, Tamarac, Florida 33321 (the “Center”);

WHEREAS, Seller discontinued its operations at the Center at the close of business on March 31, 2008 (the “Discontinuance”) but now desires to sell certain of the assets located at the Center and described in more detail on the exhibit to the Bill of Sale attached hereto as Exhibit B (the “Assets”);

WHEREAS, some of the Assets include certain imaging and other equipment as well as other assets on which General Electric Capital Corporation (“GE”) has a pre-existing security interest and Sagemark, the parent entity, has financial and other obligations to GE relative to such imaging and other equipment and such other assets; and

WHEREAS, Buyer wishes to purchase from Seller, and Seller is willing to sell to Buyer, its aforementioned Assets, all on and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, promises, and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Sale of the Assets.

1.1. Sale and Purchase of the Assets. Upon and subject to the terms and conditions hereinafter set forth in this Agreement, Seller hereby agrees to sell, assign and transfer to the Buyer on the Closing Date (hereinafter defined), and the Buyer hereby agree to purchase from Seller on the Closing Date, the Assets, for and in consideration of the purchase price set forth in Section 1.2 hereof. Except as qualified herein relative to the liens and security interests of GE described herein, Seller agrees to convey good and marketable title to the Assets as of the date referenced above.

1.2. Purchase Price for the Assets. As and for the purchase price for the Assets (the “Purchase Price”), the Buyer hereby agrees to pay to Seller the sum of Five Hundred Dollars ($500.00) upon the execution of this Agreement and the Assignment and Assumption Agreement defined below, by wire transfer to an account designated by Seller, in writing, prior to the Closing.

2. Assumption of Indebtedness and Obligations.

2.1. Cancellation of Indebtedness. Seller will deliver to the Buyer on and subject to the Closing Date, an instrument in form and substance reasonably satisfactory to the Buyer (the “Debt Release Instrument”), signed by Seller and Sagemark canceling all indebtedness of the Seller and/or Sagemark secured by the Assets.

2.2. Equipment Debt Assumption by Buyer. On the Closing Date, the Buyer will obtain and deliver to Seller and Seller and Sagemark shall execute and deliver the assignment and assumption agreement in the form attached as Exhibit “A” and made a part hereof (the “Assignment and Assumption Agreement”), pursuant to which all of the outstanding indebtedness of Seller and all affiliates (including Sagemark) thereof to GE (collectively, the “Equipment Debt”) will be terminated and the Buyer will be assuming new obligations to GE under the Equipment Debt on and after the Closing Date.

2.3.  Assignment of Sagemark Lease Agreement. The landlord of the premises of the Center leased to Sagemark (“Landlord”) and Sagemark shall execute and deliver to Buyer either an assignment and assumption agreement or new agreement of lease for such premises (the “New Lease Document”), pursuant to which either Sagemark shall assign to the Buyer all rights, duties, and obligations of Sagemark under the lease of such premises with the consent of Landlord and Buyer shall assume certain of the rights, duties, and obligations of Sagemark under said Lease or, alternatively, Landlord will release Sagemark for obligations under said Lease and enter into a new agreement of lease with Buyer for such premises.

3. The Closing.

3.1. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on April 15, 2008 (the “Closing Date”), or on such later date and at such other location on which Seller and Buyer may mutually agree in writing

3.2. Closing Conditions. Seller’s and Buyer’s obligations to consummate the transactions contemplated by this Agreement on the Closing Date are subject to and conditioned upon the following:

(a) Delivery to Buyer, in form and substance satisfactory to Buyer, of all of the documents and instruments referred to in Section 6 hereof; and

(b) Delivery to Seller, in form and substance satisfactory to Seller, of all of the documents and instruments referred to in Section 7 hereof; and

(c) the accuracy and completeness, on the Closing Date, of all of Buyer’s and Seller’s representations and warranties set forth in Sections 4 and 5 hereof; and

(d)  the execution of the New Lease Documents by Seller, Buyer and the Landlord.

4. Representations and Warranties of Seller and Sagemark. Seller and Sagemark represent and warrant to Buyer, as follows:

4.1. Organization and Standing. Seller is a limited liability company, validly existing, and in good standing under the laws of the State of Florida, with full corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. Sagemark is a corporation, validly existing, and in good standing under the laws of the State of New York and qualified to transact business in the State of Florida, with full corporate power and authority to own, lease and operate its properties and to carry on business as presently conducted.

4.2. Authority; Binding Obligation. Seller and Sagemark have all requisite power and authority necessary for, and has taken all required action with respect to, the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, when executed and delivered by Seller and Sagemark, will constitute valid and legally binding respective obligations of Seller and Sagemark, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors’ rights and by the effect of rules governing the availability of equitable remedies.

4.3. No Conflict. Seller and Sagemark have the right, power, legal capacity and authority to enter into and perform their respective obligations under this Agreement. Neither the authorization, execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Organization of Seller or any other governance document of Seller or Sagemark or violate or be in conflict with or constitute, with or without the passage of time or the giving of notice, either a default under any judgment, order, writ, decree, instrument, document or other agreement to which Seller is a party or by which it is bound, or an event which will create rights of acceleration, termination, cancellation, default or loss of rights thereunder, or result in the creation of any lien, claim, charge or encumbrance upon the Assets, except as to the lien and security interest created in favor of GE pursuant to the Assignment and Assumption Agreement.

4.4. No Litigation. Neither Seller nor Sagemark is subject to any injunction, writ, judgment, order or decree of any court or governmental or other body which in any way relates to this Agreement or the transactions contemplated hereby. Neither Seller nor Sagemark is a party or otherwise subject to any action, suit or proceeding in any way relating to this Agreement or the transactions contemplated hereby nor, to the respective best knowledge of Seller and/or Sagemark, is any such action, suit or proceeding threatened against Seller or Sagemark. There is no action, suit or proceeding by Seller or Sagemark relating in any way to this Agreement or the transactions contemplated hereby currently pending or which Seller or Sagemark intends to initiate.

4.5. Broker’s or Finder’s Fees. Neither Seller nor Sagemark has engaged or dealt with any broker, finder, or other person or entity who is entitled to any brokerage fee, commission or other compensation as a result of the execution of this Agreement and/or the consummation of the transactions contemplated hereby.

4.6. No Other Representations or Warranties. Except as provided in this Section 4 or elsewhere in this Agreement, neither Seller nor Sagemark has made any other representation or warranty to Buyer under or in connection with this Agreement or the transactions contemplated hereby.

5. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

5.1. Organization and Standing. The Buyer is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of Florida with full power and authority to own, lease, and operate its properties and to carry on its business as currently conducted.

5.2. Authority; Binding Obligation. Buyer has all requisite power and authority necessary for, and has taken all required action with respect to, the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, when executed and delivered by Buyer, will constitute a valid and legally binding obligation of Buyer, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors‘ rights and by the effect of rules governing the availability of equitable remedies.

5.3. No Conflict. Buyer has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement. Neither the authorization, execution, delivery and performance of this Agreement nor the consummation of any of the transactions contemplated hereby will violate any provision of the Articles of Organization of Buyer or violate or be in conflict with or constitute, with or without the passage of time or the giving of notice, either a default under any judgment, order, writ, decree, instrument, document or other agreement to which Buyer is a party or by which it is bound, or an event which will create rights of acceleration, termination, cancellation, default or loss of rights thereunder, or result in the creation of any lien, claim, charge or encumbrance upon the Assets, except as to the lien and security interest described in the Assignment and Assumption Agreement.

5.4. No Litigation. Buyer is not subject to any injunction, writ, judgment, order or decree of any court or governmental or other body which in any way relates to this Agreement or the transactions contemplated hereby. Buyer is not a party or otherwise subject to any action, suit, or proceeding in any way relating to this Agreement or the transactions contemplated hereby nor, to the best knowledge of Buyer, is any such action, suit, or proceeding threatened against Buyer. There is no action, suit or proceeding by Buyer relating in any way to this Agreement or the transactions contemplated hereby currently pending or which Buyer intends to initiate.

5.5. Broker’s or Finder’s Fees. Buyer has not engaged or dealt with any broker, finder, or other person or entity who is entitled to any brokerage fee, commission or other compensation as a result of the execution of this Agreement and/or the consummation of the transactions contemplated hereby.

5.6. No Other Representations or Warranties. Except as provided in this Section 5 or elsewhere in this Agreement, Buyer has made no other representation or warranty to Seller under or in connection with this Agreement or the transactions contemplated hereby.

6. Documents to be Delivered by Seller and/or Sagemark at the Closing. Seller and/or Sagemark will deliver the following documents to Buyer at the Closing:

6.1 Debt Release Instrument signed by Seller (in form and substance satisfactory to the Buyer).

6.2 Assignment and Assumption Agreement.

6.3 Bill of Sale for the Assets in the form attached as Exhibit “B” and made a part hereof.

6.4 The New Lease Documents as provided in Section 3.2(d).

6.5 Such other certificates, documents and instruments required by this Agreement to be delivered by Seller, or as Buyer or its counsel may otherwise reasonably request, consistent with the provisions of this Agreement.

7.  Documents to be Delivered by Buyer at the Closing. Buyer will deliver to Seller at Closing:

7.5 Executed copy of this Agreement.

7.6 Assignment and Assumption Agreement.

7.7   The New Lease Documents as provided in Section 3.2(d).

7.8 Such other certificates, documents and instruments required by this Agreement to be delivered by Buyer, or as Seller or its counsel may otherwise reasonably request, consistent with the provisions of this Agreement.

8. Miscellaneous.

8.1. Entire Agreement. This Agreement along with the Exhibits hereto constitutes the sole and entire agreement among the parties hereto in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements, understandings, representations and warranties relating to the subject matter hereof. No amendment, change in, or modification to this Agreement shall be binding unless in writing and signed by the party to be bound thereby. Notwithstanding the foregoing, the Preambles to this Agreement shall be deemed to be included herein as if fully set forth above.

8.2. Notices. All notices, consents, demands, requests, and other communications required or permitted to be given hereunder (the “Notices”) shall be in writing and shall be deemed to have been duly given on the same day if delivered personally, receipt acknowledged, or by facsimile transmission (with original to follow by first class mail),or by nationally recognized overnight courier service for next business day delivery, or three (3) days after mailing if mailed by certified mail, return receipt requested, addressed to the parties as follows (or to such other address as a party may designate as to itself by Notice to the other parties):

(a) If to Seller and Sagemark, at the address set forth on the first page of this Agreement, to the attention of “President,” with a copy to:

Robert L. Blessey, Esq.
c/o Gusrae Kaplan Bruno & Nusbaum, PLLC
120 Wall Street
New York, New York 10005

-and-

George W. Mahoney, Chief Financial Officer
The Sagemark Companies Ltd.
4710 N.W. Boca Raton Boulevard, Suite 200
Boca Raton, FL 33431

(b) If to Buyer, to it at the address set forth on the first page of this Agreement.

8.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof, except as to applicable Federal and state securities laws.

8.4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies upon or by reason of this Agreement on any persons other than the parties and signatories hereto.

8.5. Severability. Any provision of this Agreement which is determined to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without affecting in any way the remaining provisions hereof.

8.6. Headings. The Section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said Sections.

8.7. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written.

[See next page for signatures to this Asset Purchase Agreement]

SELLER:

ATTEST:	PREMIER PET IMAGING OF TAMARAC, LLC, a Florida limited liability company

/s/ Jan Lipstein	By: /s/ Ron Lipstein
Its: Managing Member

ATTEST:	THE SAGEMARK COMPANIES LTD.
a New York corporation

/s/ Jan Lipstein	By:	/s/ Ron Lipstein
	Its:	President and Chief Executive Officer

ATTEST:	ASCENT DIAGNOSTIC IMAGING OF TAMARAC, LLC, a Florida limited liability company

By: Ascent, LLC
Its: Managing Member

	By:	/s/ Robert O. Baratta
Robert O. Baratta, M.D., Managing Member

and

ATTEST:	By: Advance Molecular Imaging of Florida, LLC
Its: Managing Member

	By:	/s/ Michael Fagien
Michael Fagien, M.D., Sole Member

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

GE
Healthcare Financial Services

ASSIGNMENT AND ASSUMPTION AGREEMENT

Assignor:	Assignee:

THE SAGEMARK COMPANIES, LTD.	ASCENT DIAGNOSTIC IMAGING OF
4710 NW BOCA RATON BLVD	TAMARAC, LLC
SUITE 200	2100 S.E. OCEAN BOULEVARD
BOCA RATON, FL 33431	SUITE 102
STUART, FL 34996

Company:	Contracts:

GENERAL ELECTRIC CAPITAL CORPORATION	Contract Numbers: See Exhibit A
20225 WATERTOWER BLVD.
BROOKFIELD, WI 53045

Equipment:	Effective Date:

See Exhibit A	______________, 2008

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, herein "Agreement," dated this ____ day of ____________, 2008, is by and between Assignor and Assignee and regards Assignor's assignment to Assignee and Assignee's assumption, effective as of the Effective Date, of all of Assignor's rights, duties and obligations under the Contracts.

WHEREAS, Company has financed, sold or leased to Assignor, subject to and in accordance with the terms, conditions and provisions of the Contracts, certain medical equipment and other property described in the Contracts, true and complete copies of which are attached hereto and made a part hereof as Exhibit A; and

WHEREAS, Assignor desires to assign to Assignee its future rights, duties and obligations of Assignor under the Contracts, effective as of the Effective Date; and

WHEREAS, Assignee desires to accept the assignment from Assignor of and to assume all future rights, duties and obligations of Assignor under the Contracts, effective as of the Effective Date; and

WHEREAS, Assignor and Assignee to accomplish this end must obtain the written consent of Company and evidence their assignment and assumption agreement in writing;

NOW, THEREFORE, for the reasons recited above and in consideration of the mutual covenants contained herein, Assignor and Assignee intending to be legally bound agree as follows:

1. Assignor hereby and by these presents does assign, transfer and convey unto Assignee, its successors and assigns, effective as of the Effective Date, all of the Assignor's future rights, duties and obligations under the Contracts, to have and to hold the same unto Assignee, its successors and Assigns forever, as if Assignee were named in the original Contracts in place of the Assignor as an obligor thereunder, subject, however, to the terms and conditions of the Contracts, Company hereby confirming its consent to the said assignment and assumption, Assignor's retention of the full benefit of and liability for all of its rights, duties and obligations under the Contracts that become due and payable or are otherwise to be performed prior to the Effective Date, and Assignee's only enjoying the benefit of and being solely liable for all of Assignor's future rights, duties and obligations under the Contracts that become due and payable or are otherwise to be performed on or after the Effective Date.

2. Assignee hereby and by these presents does unconditionally purchase and accept the assignment, transfer and conveyance from Assignor of and assume, effective as of the Effective Date, all of Assignor's future rights, duties and obligations under the Contracts, as the same have been amended by amendments of even date herewith between Assignee and Company, to have and to hold the same unto Assignee, its successors and assigns forever, as if Assignee were named in the original Contracts in place of Assignor as an obligor thereunder, subject, however, to the terms and conditions of the Contracts, Company hereby confirming its consent to the said assignment and assumption, Assignor's retention of the full benefit of and liability for all of its rights, duties and obligations under the Contracts that become due and payable or are otherwise to be performed prior to the Effective Date and Assignee only enjoying the full benefit of and being liable for all of Assignor's future rights, duties and obligations under the Contracts that become due and payable or are otherwise to be performed on or after the Effective Date.

3. Assignor hereby and by these presents does agree not to assert against Company any defense, setoff, recoupment, claim or counterclaim which Assignee might have against Company under or in relation to the Contracts on or after the Effective Date (except for the defense of timely payment).

4. Assignee hereby and by these presents does agree not to assert against Company any defense, setoff, recoupment, claim or counterclaim which Assignor might have against Company under or in relation to the Contracts before the Effective Date (except for the defense of timely payment).

5. Assignor and Assignee hereby and by these presents agree that any consent by Company to this Agreement shall not be deemed to be a consent by Company to any subsequent or other assignment and/or assumption by Assignor or Assignee and that any other assignment and/or assumption without Company's prior written consent shall be null and void.

6. Assignor agrees to indemnify, defend and hold harmless Assignee from and against any and all such duties and obligations under the Contracts other than those first coming due on or after the Effective Date. Assignee will indemnify, defend and hold harmless Assignor from and against all such duties and obligations under the Contracts which arise subsequent to the Effective Date.

7. In connection with the assignment and assumption contemplated by this Agreement, Company will waive past due rents and other amounts due under the Contracts, as follows:

Contract No.: 8545088002

Date	Invoice Number	Amount
1/15/08	13611210	$15,676.06
2/15/08	13697919	$15,676.06
3/15/08	13773609	$19,000.00
		Total: $50,352.12

Contract No. 8545088003

Date	Invoice Number	Amount
12/30/07	N/A	$24.02
1/30/08	N/A	$1,183.08
2/29/08	N/A	$1,183.08
3/30/08	N/A	$1,183.08
		Total: $3,573.26

Contract No. 8545092001

Date	Invoice Number	Amount
1/15/08	13611211	$2,688.80
2/15/08	13697920	$8,147.57
3/15/08	13773610	$8,147.57
		Total: $18,983.94

Total (All Contracts): $72,909.32

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
EXECUTION PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor and Assignee have caused these presents to be executed the day first above written.

ATTESTED:	ASSIGNOR:

THE SAGEMARK COMPANIES, LTD.

By:

Title

ASSIGNEE:

ASCENT DIAGNOSTIC IMAGING OF
TAMARAC, LLC

By: ASCENT, L.L.C., its Manager

By:

Title

FORM OF CONSENT

Company, in consideration of the foregoing, hereby consents to this Assignment and Assumption Agreement and discharges Assignor from all duties and obligations due, payable or performable under the Contracts, except such duties and obligations that, pursuant to the terms of the Contracts, are intended to survive expiration or termination of the Contracts.

General Electric Capital Corporation

(Type or Print Name)

Duly Authorized Signatory
Title

EXHIBIT A

Contract Number	Equipment

8545088-003	HOT LAB
8545088-002	DISCOVERY ST PET/CT SYSTEM
8545092-001	PROM NOTE LEASEHOLD IMPROVEMENTS

Copies of Contracts are attached.

EXHIBIT B

BILL OF SALE

Premier PET Imaging of Tamarac, LLC, a Florida limited liability company AND The Sagemark Companies Ltd. (collectively, the “Seller”), for and in consideration of the sum of FIVE HUNDRED AND NO/100 DOLLARS ($500.00) and other good and valuable considerations the receipt and sufficiency of which is hereby acknowledged does hereby grant, convey, assign, transfer, sell and deliver to Ascent Diagnostic Imaging of Tamarac, LLC, a Florida limited liability company (“Buyer”), all of Seller’s right, title and interest in and to the assets described on Exhibit A attached hereto (the “Assets”). Notwithstanding the foregoing, Seller represents and warrants that, by delivery of this Bill of Sale and any other title documents executed and delivered as of the date of this Bill of Sale, Seller shall and hereby does convey good and marketable title to the Assets.

For the avoidance of doubt, any item appearing on Exhibit A to this Bill of Sale that has a line strikethrough shall not be deemed part of the Assets covered hereby.

This Bill of Sale and the covenants and agreements herein contained shall inure to the benefit of Buyer, its successors and assigns, and shall be binding upon Seller, its successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Bill of Sale to be executed on this ___ day of April, 2008.

SELLER:

Premier PET Imaging of Tamarac, LLC

By:
Its:

The Sagemark Companies Ltd.

By:
Its:

[SIGNATURES CONTINUE ON NEXT PAGE]

BUYER:

Ascent Diagnostic Imaging of Tamarac, LLC

By:	Ascent, L.L.C.
Member/Manager

By:
Robert O. Baratta, M.D.
Manager

and

By:	Advanced Molecular Imaging of Florida, LLC
Member/Manager

By:
Michael Fagien, M.D.
Manager